Exhibit 99.1

Galectin Therapeutics to Hold Conference Call to Provide Corporate Update Following Company’s Annual Meeting of Shareholders

Atlanta, GA., May 8, 2014 – Galectin Therapeutics (NASDAQ: GALT) will host a conference call at 9:45 A.M. Eastern Time on Wednesday, May 14, 2014, to provide a corporate update following the Company’s Annual Meeting of Shareholders. Additionally, Peter Traber, MD, President, CEO and CMO of Galectin Therapeutics, will update the investment community on the Company’s pipeline of galectin inhibitor compounds and progress in development of treatments for liver fibrosis and cancer.

Following his presentation, Dr. Traber will answer questions from shareholders present at the meeting. Shareholders not attending the meeting may submit questions in advance for Dr. Traber’s consideration; questions should be submitted via email to IR@galectintherapeutics.com no later than May 13, 2014.

The conference call and presentation will be webcast live over the internet and can be accessed by logging on to the Galectin Therapeutics website at www.galectintherapeutics.com. The call can also be accessed by dialing (888) 897-5640 (within the United States) or (719) 457-6284 (outside the United States). The passcode for participants is 341247. Please log in approximately 10 minutes before the event to ensure a timely connection.

The webcast will also be archived on the Company’s website.

About Galectin Therapeutics

Galectin Therapeutics (NASDAQ: GALT) is developing promising carbohydrate-based therapies for fibrotic liver disease and cancer based on the Company’s unique understanding of galectin proteins, key mediators of biologic function. We are leveraging extensive scientific and development expertise as well as established relationships with external sources to achieve cost effective and efficient development. We are pursuing a clear development pathway to clinical enhancement and commercialization for our lead compounds in liver fibrosis and cancer. Additional information is available at http://www.galectintherapeutics.com.

Contact

Galectin Therapeutics Inc.

Dr. Harold H. Shlevin (678)-615-3213

Chief Operating Officer

shlevin@galectintherapeutics.com